As filed with the Securities and Exchange Commission on June 20, 2023

Registration Statement No. 333-255866
333-235640
333-223015
333-217964
333-191553
333-184721
333-162318
333-115746

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-255866

FORM S-3 REGISTRATION STATEMENT NO. 333-235640

FORM S-3 REGISTRATION STATEMENT NO. 333-223015

FORM S-3 REGISTRATION STATEMENT NO. 333-217964

FORM S-3 REGISTRATION STATEMENT NO. 333-191553

FORM S-3 REGISTRATION STATEMENT NO. 333-184721

FORM S-3 REGISTRATION STATEMENT NO. 333-115746

POST-EFFECTIVE AMENDMENT NO. 3 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-162318

UNDER THE SECURITIES ACT OF 1933

LANNETT COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-0787699 (I.R.S. Employer Identification No.)

1150 Northbrook Drive, Suite 155

Trevose, PA 19053

(215) 333-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy C. Crew

1150 Northbrook Drive, Suite 155

Trevose, PA 19053

(215) 333-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Timothy Cruickshank

Jennifer Karinen

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

(212) 446-4800

Approximate date of commencement of proposed sale of the securities to the public: N/A. Removal from registration of securities that were not sold pursuant to these registration statements.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments are being filed by Lannett Company, Inc. (the “Company”) to deregister all securities remaining unsold under the following Registration Statements on Form S-3 (the “Registration Statements”) filed by the Company with the Securities and Exchange Commission (the “SEC”):

(1)	Registration Statement on Form S-3 (No. 333-255866), pertaining to the registration of 8,280,000 shares of common stock of the Company as may be issued from time to time at indeterminate prices, which was filed with the SEC on May 7, 2021;

(2)	Registration Statement on Form S-3 (No. 333-235640), pertaining to the registration of an indeterminate principal amount or number of common stock, debt securities or warrants of the Company as may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $50,000,000, which was filed with the SEC on December 20, 2019;

(3)	Registration Statement on Form S-3ASR (No. 333-223015), pertaining to the registration of an indeterminate principal amount or number of common stock, debt securities or warrants of the Company as may be issued from time to time at indeterminate prices, which was filed with the SEC on February 13, 2018;

(4)	Registration Statement on Form S-3ASR (No. 333-217964), pertaining to the registration of an indeterminate principal amount or number of common stock, debt securities or warrants of the Company as may be issued from time to time at indeterminate prices, which was filed with the SEC on May 12, 2017;

(5)	Registration Statement on Form S-3MEF (No. 333-191553), pertaining to the registration of an indeterminate number of shares of common stock, with an aggregate offering price not to exceed $12,750,000, which was originally filed with the SEC on October 3, 2013;

(6)	Registration Statement on Form S-3 (No. 333-184721), pertaining to the registration of an indeterminate principal amount or number of common stock, debt securities or warrants of the Company as may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $121,250,000, which was filed with the SEC on November 2, 2012 and amended on November 19, 2012;

(7)	Registration Statement on Form S-3 (No. 333-162318), pertaining to the registration of an indeterminate principal amount or number of common stock, debt securities or warrants of the Company as may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $150,000,000, which was filed with the SEC on October 2, 2009 and amended on October 22, 2009 and November 6, 2009; and

(8)	Registration Statement on Form S-3 (No. 333-115746), pertaining to the registration of 4,000,000 shares of common stock of the Company as may be issued from time to time at indeterminate prices, which was filed with the SEC on May 21, 2004.

On May 2, 2023, the Company and certain subsidiaries filed voluntary cases under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Lannett Company, Inc., et. al., Case no. 23-10559 (JKS). On June 16, 2023, the Company emerged from the Chapter 11 Cases pursuant to that certain Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Lannett Company, Inc. and its Debtor Affiliates, which was confirmed by the Bankruptcy Court on June 8, 2023.

In connection with the foregoing, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of each offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Trevose, Pennsylvania, on June 20, 2023.

LANNETT COMPANY, INC.

By:	/s/ Timothy C. Crew
	Name:	Timothy C. Crew
	Title:	Chief Executive Officer